UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 7, 2005
Date of Report (Date of earliest event reported)

INTUIT INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Coast Avenue
Mountain View, CA 94043
(Address of principal executive offices, including zip code)

(650) 944-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 7, 2005, Intuit Inc. offered to enter into a Separation Terms and Release Agreement (the “Agreement”) with Lorrie M. Norrington pursuant to which Ms. Norrington’s resignation from her position as Executive Vice President, Office of the Chief Executive Officer of Intuit is effective January 7, 2005, while she otherwise remains an employee and officer of Intuit at her regular salary and benefits through March 4, 2005 or any earlier departure date determined by Ms. Norrington. Under the Agreement, Intuit agreed to provide severance benefits under an existing employment agreement, including a severance payment in the amount of $915,000, a target bonus payment in the amount of $640,500, and immediate acceleration of the remaining unvested portion of her initial option to purchase 350,000 shares of Intuit common stock with a one-year period to exercise that option. In addition, Ms. Norrington will receive a distribution of elective deferrals she made from her fiscal 2003 bonus to Intuit’s Executive Deferred Compensation Plan. Under her existing employment agreement, a June 2002 interest-free loan will remain interest-free until June 2006 and will be payable in accordance with its terms four years after the date of her termination. Ms. Norrington also released and waived claims she might have against Intuit. The Agreement becomes irrevocable 7 days following signature of the Agreement by Ms. Norrington.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Lorrie M. Norrington resigned as the Executive Vice President, Office of the Chief Executive Officer of Intuit effective January 7, 2005.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit
Number	Exhibit Title or Description

99.01	Separation Terms and Release Agreement by and between Intuit Inc. and Lorrie M. Norrington, dated January 7, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.

Date: January 10, 2005	By: /s/ ROBERT B. HENSKE
Robert B. (“Brad”) Henske Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title or Description

99.01	Separation Terms and Release Agreement by and between Intuit Inc. and Lorrie M. Norrington, dated January 7, 2005.